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                                                                  EXHIBIT 3.2.17

                               [              ]
                                    BY-LAWS

                     SECTION 1.  ARTICLES OF ORGANIZATION

     The name and purposes of the corporation shall be as set forth in the Articles of Organization. These by-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders, if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

                         SECTION 2.  CORPORATION SEAL

     The seal of the corporation shall, subject to alternation by the directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its incorporation, cut or engraved thereon.

                            SECTION 3.  FISCAL YEAR

     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end on December 31 in each year.

                           SECTION 4.  STOCKHOLDERS

     4.1  Annual Meeting.  The annual meeting of the stockholders shall be held
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at the offices of the corporation on the second Tuesday in April of each year, unless a different date or location is fixed by either the president or the directors. If that day be a legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a legal holiday at such place. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these by-laws, may be specified by either the president or by the directors.

     4.2  Special Meeting in Place of Annual Meeting.  If no annual meeting has
          ------------------------------------------
been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 4.3.

     4.3  Special Meetings.  A special meeting of the stockholders may be called
          ----------------
at any time by either the president or by the directors. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

     4.4  Place of Meetings.  All meetings of the stockholders shall be held at
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the principal office of the corporation in Massachusetts or to the extent permitted by the Articles of
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Organization at such other place within the United States as is designated in the notice. An adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or the place designated in the vote of adjournment.

     4.5  Notice of Meetings.  A written notice of each meeting of stockholders,
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stating the place, date and hour and the purposes of the meeting, shall be given at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. No notice of any meeting of stockholders need to be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

     4.6  Quorum of Stockholders.  At any meeting of the stockholders, a quorum
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shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two (2) or more classes or series of stock are entitled to vote as separate classes or series, then in the case of each such class or series a quorum shall consist of a majority in interest of the stock of such class or series issued and outstanding and entitled to vote at the meeting; and except when a larger quorum is required by law, by the Articles of Organization or by these by-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question of adjournment whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     4.7  Action by Vote.  When a quorum is present at any meeting, a plurality
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of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     4.8  Action by Writing.  Any action required or permitted to be taken at
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any meeting may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

     4.10 Proxies.  Stockholders entitled to vote may vote either in person or
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by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. A proxy, with respect to stock held in the name of two (2) or more persons, shall be valid if executed by one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to

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the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

                        SECTION 5.  BOARD OF DIRECTORS

     5.1  Number.  A board of not more than seven nor less than the minimum
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number of directors required by law shall be elected at the annual meeting of the stockholders, by such stockholders as have the right to vote at such election. The number of directors may be increased to the maximum number set forth in this Section at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office. The number of directors may be decreased to any number not less than the minimum required by law at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. No director need be a stockholder.

     5.2  Tenure.  Except as otherwise provided by law, by the Articles of
          ------
Organization or by these by-laws, the directors shall hold office until the next annual meeting to the stockholders and until their successors are elected and qualified, or until a director sooner dies, resigns, is removed or becomes disqualified.

     5.3  Chairman of the Board.  The directors may elect from their number a
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Chairman of the Board who, if elected, shall preside at all meetings of the directors and shall perform such other duties and powers as may be designated from time to time by the directors.

     5.4  Powers.  Except as reserved to the stockholders by law, by the
          ------
Articles of Organization or by these by-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation.

     5.5  Committees.  The directors may, by vote of a majority of the directors
          ----------
then in office, elect from their numbers an executive committee and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by-these by-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the directors.

     5.6  Regular Meetings.  Regular meeting of the directors may be held with
          ----------------
call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held with call or notice immediately after and at the same place as the annual meeting of the stockholders.

     5.7  Special Meetings.  Special meetings of the directors may be held at
          ----------------
any time and at any place designated in the call of the meeting, when called by either the president or the

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treasurer or by two (2) or more directors, reasonable notice thereof being given to each director by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

     5.8  Notice.  It shall be sufficient notice to a director to send notice by
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mail or at least forty-eight (48) hours or by telegram at least twenty-four (24)
hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     5.9  Quorum.  At any meeting of the directors a majority of the directors
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then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     5.10 Action by Vote.  When a quorum is present at any meeting, a majority
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of the directors present may take any action except when a larger vote is required by law, by the Articles of Organization or by these by-laws.

     5.11 Attendance By Telephone.  Unless otherwise restricted by the Articles
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of Organization, members of the Board of Directors, or any committee designated by the directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     5.12 Action By Writing.  Any action required or permitted to be taken may
          -----------------
be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

                        SECTION 6.  OFFICERS AND AGENTS

     6.1  Enumeration:  Qualification.  The officers of the corporation shall be
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a president, a treasurer, a clerk, an assistant clerk, and such other officers, if any, as the incorporators at their initial meeting, or as the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

     6.2  Powers.  Subject to law, to the Articles of Organization and to the
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other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein

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set forth, such duties and powers are commonly incident to his office and such duties and powers as the directors may from time to time designate.

     6.3  Election.  The president, the treasurer, the clerk and the assistant
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clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

     6.4  Tenure.  Except as otherwise provided by law or by the Articles of
          ------
Organization or by these by-laws, the president, the treasurer, the clerk and the assistant clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

     6.5  President and Vice Presidents.  The president shall be the chief
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executive officer of the corporation and, subject to the control of the directors, shall have general charge and supervision of all affairs and business of the corporation. The president may, together with the clerk, sign mortgages or other instruments which the Board of Directors has authorized to be executed. The president shall preside at all meetings of the stockholders and of the directors at which he is present, except as otherwise voted by the directors.

     Any vice president shall have such duties and powers as shall be designated from time to time by the directors.

     6.6  Treasurer and Assistant Treasurers.  The treasurer shall be the chief
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financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors or by the president.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

     6.7  Clerk and Assistant Clerk.  The clerk shall record all proceedings of
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the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk from any meeting of stockholders, an assistant clerk or, if there are none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held in each. The clerk shall also keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an

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assistant clerk or, if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof.

     The office of the clerk shall be deemed to be the office of the secretary of the corporation whenever the signature of the secretary of the corporation is required on any document or instrument, by the laws of the United States or any other state and the clerk shall have authority to affix his signature in such capacity.

     Any assistant clerk shall have all the duties and powers as the clerk and such other duties and powers as shall be designated from time to time by the directors. Any reference herein to the "clerk" shall also mean "assistant clerk."

                     SECTION 7.  RESIGNATIONS AND REMOVALS

     Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by the directors to fill vacancies in the board) or officer elected by the stockholders may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of the directors, or such officers provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) for cause by vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No director or officer resigning, and (except where right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

                             SECTION 8.  VACANCIES

     Any vacancies in the Board of Directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. If the office of either the president, the treasurer or the clerk becomes vacant, the directors may elect a successor by vote of majority of the directors then in office. If the office of any other officer becomes vacant, the directors may elect or appoint a successor by vote of a majority of the directors present. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the clerk, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

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                           SECTION 9.  CAPITAL STOCK

     9.1  Number and Par Value.  The total number of shares and the par value,
          --------------------
if any, of each class of stock which the corporation is authorized to issue shall be stated in the Articles of Organization.

     9.2  Issuance.  Any unissued capital stock from time to time authorized
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under the Articles of Organization may be issued by vote of the directors.

     9.3  Stock Certificates.  Each stockholder shall be entitled to a
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certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificates shall be signed by either the president or a vice president and by the treasurer or assistant treasurer.

     9.4  Legends on Certificates.  Every certificate for shares of stock which
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are subject to any restriction on transfer pursuant to the Articles of
Organization, these by-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued where the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and rights, or a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     9.5  Loss of Certificates.  In the case of the alleged loss or destruction
          --------------------
or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.

                   SECTION 10.  TRANSFER OF SHARES OF STOCK

     Subject to the restrictions, if any, stated or noted in the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these by-laws, the corporation shall be entitled to treat the record holders of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

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                      SECTION 11.  CONFLICTS OF INTEREST

     The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer, or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer of stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership of or beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm or association. In any event the authorization or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, under the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

            SECTION 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers against all costs, liabilities and expenses (including counsel fees) reasonably incurred by him in connection with the defense or dispositions of any action, suit or other proceeding, asserted or threatened against him while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms "director" and "officer" include their respective heirs, executors and administrators. No officer or director shall be liable whatsoever to the corporation or its shareholders for any action or omission for which said officer or director would be entitled to indemnification hereunder.

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                       SECTION 13.  EXECUTION OF PAPERS

     Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by one of the vice presidents or by the treasurer.

                   SECTION 14.  BOOKS, ACCOUNTS AND RECORDS

     The books, accounts and records of the corporation shall be kept at the principal office of the corporation in Massachusetts or at such other place or places as the directors may from time to time determine. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose.

                            SECTION 15.  AMENDMENTS

     These by-laws may be amended by vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the directors, by a majority of their number then in office, may also make, amend or repeal these by-laws, in whole or in part, except with respect to (a) the provisions of these by-laws governing (i) the removal of directors, (ii) the indemnification of directors and (iii) amendment of these by-laws and (b) any provision of these by-laws which by law, the Articles of Organization or these by-laws requires action by the stockholders.

     No change in the date fixed in these by-laws for the annual meeting of stockholders may be made within 60 days before the date fixed in these by-laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least 20 days before the new date fixed for such meeting.

     Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any by-law, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws.

     Any by-law adopted by the directors may be amended or repealed by the stockholders entitled to vote on amending the by-laws.

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                          SCHEDULE TO EXHIBIT 3.2.14
                          --------------------------

The following entities have the Form B of Bylaws included as Exhibit 3.2.14, with any changes from the form noted:

1. Maryland Harborside Corporation

2. New Jersey Harborside Corporation

3. Harborside Toledo Corporation

4. Oakhurst Manor Nursing Center Corporation
      Changes from Form: Bylaws are as amended by Stockholders on February 12, 1990
      Contains numbering error: Sections go from 4.8 to 4.10

5. Orchard Ridge Nursing Center Corporation
      Changes from Form: Bylaws are as amended by Stockholders on February 12, 1990
      Contains numbering error: Sections go from 4.8 to 4.10

6. Belmont Nursing Center Corporation
      Changes from Form: Bylaws are as amended by Stockholders on February 12, 1990
      Contains numbering error: Sections go from 4.8 to 4.10

7. Sailors, Inc.